Exhibit 10.77

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS AS [***].

AMENDMENT NO. 1 TO LICENSE AND SUPPLY AGREEMENT

This Amendment No. 1 to License and Supply Agreement dated as of March 20, 2025 (the “Amendment”), is by and between Evofem Biosciences, Inc., a Delaware corporation, having its principal place of business at 12636 High Bluff Drive, Suite 400, San Diego, CA 92130 (“Buyer”) and Windtree Therapeutics, Inc., a Delaware corporation, having its principal place of business at 2600 Kelly Road, Suite 100, Warrington, PA 18976 (“Supplier”) (collectively, the “Parties,” or each, individually, a “Party”), effective as of the date of last signature hereto (the “Amendment Effective Date”).

WHEREAS, the Parties have entered into License and Supply Agreement signed by the Parties as of March 20, 2025 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as described herein on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

2.            Amendments to the Agreement. the Agreement is hereby amended or modified as follows:

(a)          The Effective Date of the Agreement is hereby amended to the date of last signature of the Agreement, March 20, 2025.

(b)          Section 1 Definitions of the Agreement is hereby amended as follows:

(i)           The definition of “Facility” under section 1.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Facility” shall mean the manufacturing facility(ies) where the Products are to be manufactured.

(ii)          The definition of “Foreground Intellectual Property Rights” under section 1.9 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Foreground Intellectual Property Rights” means Intellectual Property Rights that are developed by the Parties under this Agreement with respect to, or for incorporation into, a Product or any other of Buyer’s Intellectual Property Rights, whether developed solely by Buyer, solely by Supplier, or by Buyer and Supplier acting jointly.

(iii)         The definition of “Good Manufacturing Practice” or “GMP” under section 1.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Good Manufacturing Practice” or “GMP” shall mean current good manufacturing practice and standards as provided for (and as amended from time to time) in the “Current Good Manufacturing Practice Regulations” of the U.S. Code of Federal Regulations Title 21 (21 C.F.R. § 820), the European Community’s Medical Device Directive, 93/42/EEC, and any other applicable laws, rules, regulations or guidance documents now or subsequently established by a governmental or regulatory authority in the country(ies) in which the Products are manufactured and supplied, and any additions, or clarifications thereto, as well as compliance with ISO 13485:2016 and Quality System Regulations 21 CFR Part 820.

(iv)         The definition of “Specifications” under section 1.19 of the Agreement is hereby deleted in its entirety and replaced with the following:

Specifications” shall mean the list of tests, references to any analytical procedures and appropriate acceptance criteria which are numerical limits, ranges or other criteria for tests described in order to establish a set of criteria to which Product at any stage of manufacture should conform to be considered acceptable for its intended use, and specifications set forth in the specification module to be provided under NDA approved by the FDA or any subsequent modification thereof, that are provided by or approved by Buyer, as such specifications are amended or supplemented from time to time by Buyer in writing.

(v)         The definition of “Improvements” shall be inserted at the end of Section 1 as a new Section 1.22 as follows:

“Improvements” means any additions, refinements modifications, enhancements, or derivative works made to any of Buyer’s Background Intellectual Property Rights, Intellectual Property Rights, Foreground Intellectual Property Rights, Specifications, trade secrets, Trademarks and Confidential Information Intellectual Property or Supplier Intellectual Property.

(c)          Section 2 of the Agreement is hereby amended by:

(i)          deleting Section 2.1 (Purchase of Sale of Products; Exclusivity) in its entirety and replacing it with the following:

Purchase and Sale of Products; Exclusivity. Supplier shall be Buyer’s sole manufacturer and supplier of the Products during the Term, excluding product requirements of any of Buyer’s customers that requires US-produced product. Supplier shall manufacture and supply the Products exclusively for Buyer in accordance with the terms of this Agreement and the Quality Agreement which is incorporated herein by reference and made an integral part of this Agreement. Supplier shall not, either itself or through any Affiliate or third Party, manufacture, distribute, sell, offer for sale, market or promote the Products except to Buyer as provided in this Agreement. Buyer’s purchasing obligations hereunder will commence the later of the termination of Buyer’s exclusivity obligations with its current supplier or within ninety (90) days of Supplier’s notification to Buyer that it has established manufacturing capabilities for the Products (“Commencement Notice”). Notwithstanding the exclusivity set out in this Section 2.1 and in addition to any supplier(s) maintained by Buyer to manufacture the Products in the U.S., Buyer may (i) continue to maintain alternate suppliers that can manufacture the Products in the event of any delays or disruptions that as per the terms of this Agreement allows Buyer to purchase Products from alternate supplier(s), and (ii) source, vet and conduct manufacturing trial runs with new potential suppliers without objection or interference of Supplier.

(ii)         deleting the last sentence of section 2.2(b);

(iii)        deleting Section 2.2(c) in its entirety and replacing it with the following:

Binding Forecast Period. The forecasts will be binding as of four months prior to the scheduled manufacturing date subject to any updated quarterly forecast provided by Buyer. Buyer will provide Supplier with Purchase Orders for [***] ([***]) months at a time. Buyer may reduce orders by up to [***]% within the binding four months period without penalties.

(iv)        deleting Section 2.2(d) in its entirety and replacing it with the following:

Acceptance of Purchase Orders; Buyer Cancellation. Provided the Buyer Purchase Orders conform to the terms of this Agreement (including the forecasts delivered pursuant to Section 2.2(a), Supplier shall accept and fulfill the Purchase Orders in accordance with this Agreement. If Buyer issues as Purchase Order that does not conform to the requirements of this Section 2.2(a), Supplier shall have the right to accept or reject the Purchase Order in its discretion. Supplier shall indicate its acceptance or rejection of the Purchase Order within [***] ([***]) Business Days after its receipt of the Purchase Order through a written acceptance or by commencing performance. Upon acceptance of the Purchase Order, Supplier will schedule a manufacturing date and immediately notify Buyer of the manufacturing date. Buyer may cancel the Purchase Order for its convenience at any time prior to [***] ([***]) months before the scheduled manufacturing date, without penalty. If Buyer cancels a Purchase Order with less than [***] ([***]) months’ notice before the scheduled manufacturing date, Supplier shall finish any work-in-process, and Buyer shall be required to purchase and pay for all such finished Products from Supplier, as well as any materials or ingredients which Supplier is unable to utilize in other products. Supplier must provide at least 6 months’ notice if unable to meet demand.

(v)         deleting the last sentence of Section 2.2(e) and replacing it with the following:

The standard shipping method shall be ocean freight. Air shipments may be requested by Buyer, at Buyer’s expense, prior to finalizing shipping arrangements except that Seller will cover the cost of any air shipment for any Product that is delayed beyond the Delivery Date (as defined below).

(vi)        deleting Section 2.3 in its entirety and replacing it with the following:

Consultation; Late Deliveries. Supplier will use commercially reasonable efforts to deliver Products on the delivery date identified in the Purchase Order (“Delivery Date”), provided the Delivery Date may not be any earlier than the lead time as mutually agreed upon by the Parties (which is [***] ([***]) months as of the Effective Date of this Agreement but may be reduced upon mutual agreement of the Parties). Supplier shall promptly advise Buyer of any production delays. Supplier shall conduct a root cause analysis of issues resulting in performance less than 100% on-time (measured to both request and promise date) and suggest a corrective action plan indicating activity, owner, and due date.

(vii)      inserting the following after the last sentence of Section 2.4:

If any Supply Chain Disruption results in delayed shipment of Products, increased lead time beyond the [***] ([***]) months lead time (or any subsequently agreed upon reduced lead time) or any modifications to the quality levels or Pricing, then Buyer may cancel any accepted Purchase Orders without any further liability to Supplier, purchase the Products from a different supplier and Supplier will cover any increased costs that Buyer incurs in obtaining the Products from a different supplier. If any Supply Chain Disruptions persist for a period of [***] ([***]) days, then Buyer shall be entitled to terminate this Agreement upon notice to Supplier and Buyer shall have no further liability to Supplier pursuant to this Agreement, any accepted Purchase Order or forecast.

(viii)     deleting and replacing the second sentence of Section 2.5(a) with the following:

Buyer shall have a period of [***] ([***]) days from the date of the delivery of the Products (the “Inspection Period”) to either (i) accept the Products; or (ii) notify Supplier in writing that Supplier has delivered Non-Conforming Products (as defined in Section 2.5(b)), notwithstanding any earlier receipt or payment for such Products.

(ix)        deleting Section 2.5(c) in its entirety and replacing it with the following:

If Buyer rejects any Nonconforming Products pursuant to this Section 2.5, Supplier shall as determined by Buyer, in its discretion: (i) promptly replace Nonconforming Products (with transport and insurance prepaid by Supplier), (ii) refund the Purchase Price for the Nonconforming Products, or (iii) purchase Products from another source if. All returns of Nonconforming Product to Supplier are at Supplier’s sole risk and expense. Product that is not rejected within the Inspection Period will be deemed to have been accepted by Buyer; provided, however, that Buyer’s acceptance of any Product will not be deemed to be a waiver or limitation of Supplier’s warranty or indemnification obligations pursuant to this Agreement (or any breach thereof).

(x)          inserting at the end of such Section 2.5 the following new Section 2.5(d):

If there are two or more instances of Nonconforming Product in any twelve (12) months period during the Term, then Buyer may terminate this Agreement upon notice to Supplier and Buyer shall not have any further liability to Supplier pursuant to this Agreement, any Purchase Order or any forecast.

(xi)        deleting and replacing the last sentence of Section 2.6 (Change of Control) with the following:

Supplier shall bear the engineering costs to implement any such Supplier-initiated changes or any Buyer initiated changes that are required in order for the Products to meet the Specifications, any Law or any FDA requirements (including any GMP requirements).

(xii)       deleting and replacing the first sentence of Section 2.7 (Subcontracting) with the following:

Supplier may subcontract, with any third party including any Affiliate of Supplier, to perform any of its obligations under this Agreement with the prior written consent of Buyer, which consent shall not be unreasonably withheld.

(d)          Section 3 (Price; Payment; Taxes) of the Agreement is hereby amended by:

(i)          deleting Section 3.1 in its entirety and replacing it with the following:

Purchase Price. Subject to the terms of this Section 3, Buyer shall purchase the Products from Supplier at the price of $[***] per [***] (the “Price”) for the earlier of the first [***] ([***]) year of the Term or until Supplier has recovered in full its cost for the tech transfer to manufacturer, after which time the Parties will negotiate a further reduced Price to reflect current manufacturing costs. The Price is subject to change in accordance with the terms of this Agreement and is the sole compensation payable to Supplier for the manufacture and supply of the Products to Buyer. Unless otherwise set forth in the Purchase Order, the Price includes Supplier’s costs for packaging, crating, boxing, transporting, loading and unloading, customs, tariffs and duties, insurance and any other similar financial contribution or obligation relating to the production, manufacture, sale and delivery of the Products. Unless otherwise agreed-upon by the Parties, the Price is exclusive of applicable Taxes.

(ii)         inserting a new Section 3.2 as follows:

Price Reductions. In the event that Buyer locates any supplier and/or manufacturer that can either manufacture the Products at a price that is less than the Price or that can supply materials for the Products at prices that are lower than those being obtained by Supplier, Supplier will (i) work with such supplier/manufacturer to ensure that the quality of the products supplied or manufactured are substantially similar to that of the Products being supplied by Supplier, and if the products supplied by such supplier are of substantially equivalent quality to those supplied by Supplier, (ii) purchase such products from the new supplier or engage the new Supplier to manufacture the Products for Buyer.

(iii)       renumbering the existing Section 3.2 (Invoices; Payment Terms) as Section 3.3; and

(iv)       renumbering the existing Section 3.3 (Taxes) as Section 3.4.

(e)           The last sentence of Section 4.1(c) of the Agreement is hereby deleted and replaced with the following: “Buyer shall be responsible for supplying the USPI for each Product.”

(f)         The first sentence of Section 4.2 (Materials Storage Requirements) of the Agreement is hereby deleted and replaced with the following: “Supplier shall store all ingredients, raw materials and packaging materials and Products in accordance with Specifications requirement and instructions provided by Buyer.”

(g)          Section 5.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

Supplier will immediately inform Buyer if it believes or has reason to believe that any of the Products should be the subject of a recall or corrective action. Buyer shall have the right, in Buyer’s sole discretion, to initiate a Recall or corrective action relating to the Products and shall provide prompt written notice thereof to Supplier. In the event Buyer initiates a Recall or if any recall or corrective action is issued by any Governmental Authority, Buyer will provide Supplier with all reasonable assistance in implementing the Recall plan submitted by Buyer to the FDA (if applicable), provided such assistance does not, in Buyer’s opinion, violate or cause it to violate the Law of any jurisdiction affected by such Recall or general corrective action. Supplier agrees to reimburse, indemnify, and hold Buyer harmless from all costs and damages arising from any such Recall or general corrective action, including its costs for retrieving and replacing the Products if such Recall is a result of the breach of any of Supplier’s warranties or requirements of the Quality Agreement with respect to the manufacture of the Products as set forth herein. Where applicable, Supplier shall pay all reasonable expenses associated with determining whether a Recall is necessary.

(h)         Section 5.2(c) of the Agreement is hereby amended by inserting after the last sentence the following words: “If any Party receives notification of any FDA warning letter, inspection, or compliance issue, it shall immediately notify the other Party.”

(i)           Section 6.2 (Supplier Representations and Warranties) of the Agreement is hereby amended by:

(i)          inserting the following new Section 6.2(i):

Supplier’s performance of its obligations and Supplier’s Intellectual Property used in the manufacture of the Products, or that is embodied in the Products, will not infringe any Intellectual Property Right of a third Party.

(ii)         renumbering the existing Section 6.2(i) (Disclaimer of other Representations and Warranties) as Section 6.2(j):

(j)           Section 7.1(b) is hereby amended by deleting and replacing the words “Blanket Contractual and Broadform Property Damage Liability” with the words “Blanket Contractual and Broad form Property Damage Liability”.

(k)          The last sentence of Section 7.1(d) of the Agreement is hereby amended by inserting immediately following the words “required in (a) through (c) above” the words “and such coverage should continue in full effect for [***] ([***]) years following completion, expiration or termination of this Agreement.”

(l)           The first sentence of Section 8.2 of the Agreement is hereby amended by inserting immediately following the words “in connection with the Products” the words “or any Improvements thereto”.

(m)         The second sentence of Section 8.3 of the Agreement is hereby amended by inserting immediately following the words “to produce, use, sell and to obtain, from alternate sources, products” the words “(including the Products)”.

(n)          The existing Section 8.5 (Buyer Assets) of the Agreement is hereby deleted in its entirety and the existing Section 8.6 (Prohibited Acts) of the Agreement is hereby renumbered as Section 8.5.

(o)          Section 9.1(a) of the Agreement is hereby amended by deleting the word “material” before the word “breach”.

(p)       Section 9.5 of the Agreement is hereby amended by deleting and replacing Section 9.5(ii) with the following “IN NO EVENT SHALL SUPPLIER’S LIABILITY EXCEED THE GREATER OF (I) THE AMOUNTS PAID BY BUYER FOR PRODUCT(S) IN THE TWELVE MONTHS PRECEDING THE EVENT GIVING RISE TO THE CLAIM OR (II) ONE MILLION DOLLARS ($1,000,000). THE FOREGOING LIMITATIONS SHALL NOT APPLY TO DAMAGES ARISING FROM A PARTY’S BREACH OF ITS REPRESENTATIONS AND WARRANTIES, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; INDEMNIFICATION OBLIGATIONS; BREACHES OF THE OBLIGATIONS OF CONFIDENTIALITY; VIOLATIONS OF LAW; OR DAMAGES THAT MAY NOT BE LIMITED OR EXCLUDED AS A MATTER OF LAW AND IN THE CASE OF SUPPLIER, ANY DAMAGES ARISING FROM ANY NON-CONFORMING PRODUCT AND ANY PRODUCT RECALL OR CORRECTIVE ACTION.”

(q)          Section 10 (Confidential Information) of the Agreement is hereby amended by:

(i)          inserting the following words to the beginning of 10.2(g): “subject to the advice of its legal counsel,”

(ii)         inserting at the end of Section 10.2, a new Section 10.3 as follows:

Confidential Information Security Requirements. Buyer will implement certain security procedures as it pertains to some or all of its Confidential Information and will provide Supplier with security requirements, procedures and restrictions to be followed by supplier in the handling, use and storage of Buyer’s Confidential Information. Supplier agrees to follow all security requirements, procedures, and restrictions requested and implemented by Buyer and Buyer may audit Supplier’s compliance with any such security procedures, requirements, and restrictions upon written notice to Supplier.

(iii)       renumbering existing Section 10.3 (Legally Compelled Disclosures) as Section 10.4;

(iv)       renumbering existing Section 10.4 (Cumulative Duties and Obligations) as Section 10.5;

(v)        renumbering existing Section 10.5 (Ownership of Confidential Information) as Section 10.6;

(vi)       renumbering existing Section 10.6 (Return of Disclosing Party’s Confidential Information) as Section 10.7; and

(vii)      renumbering existing Section 10.7 (Breach) as Section 10.8.

(r)           Section 11.2 (Buyer’s Right to Terminate for Cause) of the Agreement is hereby amended by:

(i)        deleting and replacing the first sentence of Section 11.2(a) with the following:

In addition to any termination rights set out in this Agreement, if Supplier breaches any material term of this Agreement and, if the breach is curable, Supplier fails to correct such breach within ninety (90) days after receiving written notice of such breach from Buyer.

(ii)         deleting and replacing the last sentence of Section 11.2(a) with the following:

These examples shall not be deemed to limit in any manner Buyer’s rights to claim material breach by Supplier under this Section 11.2(a) or any other termination right set out in this Agreement.

(iii)         inserting at the end of Section 11.2, a new Section 11.2(d) as follows:

If there is any Change of Control of Buyer. “Change of Control” means (1) a sale of all or substantially all of Buyer’s assets, (2) a merger, consolidation, or other capital reorganization or business combination transaction of Buyer with another corporation, limited liability company or other entity, or (3) the consummation of a transaction, or series of related transactions, in which any “person” or group of “persons” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all, or substantially all, of the Buyer’s then outstanding voting securities.

(s)           Section 11.3 (Supplier’s Right to Terminate for Cause) of the Agreement is hereby amended by deleting Section 11.3(b) in its entirety and replacing it with the following:

If Buyer fails to meet its financial obligations as they become due and fails to cure such failure within [***] ([***]) days after receiving written notice of such failure.

(t)           Section 11.4 of the Agreement is hereby amended by inserting the following: “(reserved)”

(u)          Section 11.5 (Effect of Expiration or Termination) of the Agreement is hereby amended by:

(i)          inserting immediately following the words “Upon expiration or termination of this Agreement as provided under this Section 11” the words “or as otherwise set out in this Agreement”

(ii)         inserting at the end of such Section 11.5, a new Section 11.5(e):

Supplier shall promptly transfer to Buyer or any Buyer designee any manufacturing processes and any Foreground Intellectual Property Rights and Improvements thereto and reasonably assist Buyer and any Buyer designee in transitioning the manufacturing of the Products to a new supplier.

(v)          Section 12 (Miscellaneous) of the Agreement is hereby amended by:

(i)         inserting, after the last sentence of Section 12.2 (Force Majeure), the following words: “For the avoidance of doubt, in the event of any Force Majeure Event affecting Supplier, Buyer may purchase the Products from other sources during the Force Majeure Event (even if Buyer does not terminate this Agreement as a result of the Force Majeure Event).”

(ii)         deleting Section 12.3 (Assignment) in its entirety and replacing it with the following:

Assignment. Neither this Agreement nor any of the rights, interest or obligations hereunder may be assigned by either Party hereto without the prior written consent of the other Party; provided that (a) nothing in this Section 12.3 shall restrict either Party from engaging subcontractors in accordance with this Agreement and (b) neither Party shall not be required to obtain the consent of the other Party in the event of an assignment of this Agreement to (i) a successor-in-interest who acquires all of the capital stock of the assigning Party or substantially all the assets of the assigning Party to which this Agreement relates and provided that the successor-in-interest agrees to be bound by the terms of this Agreement or (ii) an Affiliate of such assigning Party and provided that the Affiliate agrees to be bound by the terms of this Agreement. Any purported assignment or delegation in violation of this Section is null and void.

(iii)        deleting 12.10 (Governing Law; Venue) in its entirety and replacing it with the following:

Governing Law; Venue. This Agreement and the legal relations between the Parties hereto shall be governed by and construed in accordance with internal Law of the State of California without regards to conflicts of laws principles. The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the federal and state courts located in the State of California for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby (and the Parties agree not to commence any action, suit or proceeding relating thereto except in such courts). The Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of any this Agreement or the transactions contemplated hereby, in the state and federal courts of San Diego County, CA, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Parties hereby irrevocably and unconditionally waive all right to trial by jury in any action, suit or proceeding (whether based on contract, tort or otherwise) arising out of any this Agreement or the transactions contemplated hereby.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

Windtree Therapeutics, Inc.		Evofem Biosciences, Inc.

By:	/s/ Jed Latkin	By:	/s/ Saundra Pelletier
Name:	Jed Latkin	Name:	Saundra Pelletier
Title:	CEO	Title:	CEO
Date:	March 28, 2025	Date:	March 28, 2025